EXHIBIT 4.1

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 20, 2023.

THE SECURITIES REPRESENTED HEREBY AND ANY SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  THESE SECURITIES MAY NOT BE OFFERED FOR RESALE, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE WARRANTS REPRESENTED HEREBY WILL BE VOID AND OF NO VALUE AFTER 4:00 PM (NEW YORK TIME) ON DECEMBER 19, 2026.

BODY AND MIND INC.

(Incorporated under the laws of the State of Nevada)

Certificate Number: 2022-12-[●]	**[●]** Warrants to Purchase **[●]** Warrant Shares

COMMON STOCK PURCHASE WARRANTS

THIS IS TO CERTIFY THAT, for value received, [●] of [●] (the “Holder”) is entitled to subscribe for and purchase up to [●] fully paid and non-assessable shares of common stock, $0.0001 par value per share (collectively the “Warrant Shares” and individually, a “Warrant Share”) of Body and Mind Inc. (the “Company”) at any time on or before 4:00 p.m. New York time on December 19, 2026 (the “Expiry Date”), at a price of US$0.10 per Warrant Share, subject, however, to the provisions and upon the Terms and Conditions attached hereto as Schedule “A”.

The rights represented by this Warrant Certificate may be exercised by the Holder, in whole or in part (but not as to a fraction of a Warrant Share) by surrender of this Warrant Certificate (properly endorsed as required), together with a Warrant Exercise Form in the form attached hereto as Appendix “B”, duly completed and executed, to the Company at 750 - 1095 West Pender Street, Vancouver, British Columbia V6E 2M6 (Attention: Chief Executive Officer), or such other address as the Company may from time to time in writing direct, together with a certified cheque or bank draft payable to or to the order of the Company in payment of the purchase price of the number of Warrant Shares subscribed for. The Holder is advised to read “Instruction to Holders” attached hereto as Appendix “A” for details on how to complete the Warrant Exercise Form (as such term is defined in Schedule “A”).

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IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be executed by its duly authorized officer, this 19th day of December, 2022.

BODY AND MIND INC.
Per:
Authorized Signatory

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SCHEDULE “A”

TERMS AND CONDITIONS

ATTACHED TO COMMON STOCK PURCHASE WARRANTS

ISSUED BY BODY AND MIND INC.

Each Warrant of the Company, whether single or part of a series, is subject to these Terms and Conditions as they were at the date of issue of the Warrant.

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions

In these Terms and Conditions, except as otherwise expressly provided herein, the following words and phrases will have the following meanings:

“Authorized Share Increase” has the meaning attributed thereto in Section 5.4.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, United States, are authorized by law to close.

“Buy-In Price” has the meaning attributed thereto in Section 4.1(c).

“CDS” means CDS & Co. (the registration name for CDS Clearing and Depository Services Inc., as nominee for certain Canadian brokerage firms).

“Common Stock” means shares of the common stock of the Company, par value $0.0001 per share, or the common shares of the continuing corporation or other resulting issuer formed as a result of a Merger

“Company” means Body and Mind Inc. and includes any successor corporations.

“Corporate Event” has the meaning attributed thereto in Section 5.1(b).

“Current Market Price” means, if the Company’s Common Stock is traded on a stock exchange or in the over-the-counter market, the price per share equal to the weighted average price at which the Common Stock has traded on the stock exchange or in the over-the-counter market, during the period of any 20 consecutive trading days ending not more than five business days before such date; provided that the weighted average price shall be determined by dividing the aggregate sale price of all shares of Common Stock sold on the said exchange or market, as the case may be, during such 20 consecutive trading days by the total number of shares of Common Stock so sold; and provided further that if the Common Stock is not then traded on a stock exchange or in the over-the-counter market, then the Current Market Price shall be determined by such firm of independent chartered accountants as may be selected by the directors of the Company.

“Debenture” means this unsecured convertible debenture by and between the Holder and the Company of even date herewith.

“Delivery Failure” has the meaning attributed thereto in Section 4.1(c).

“Event of Default” has the meaning attributed thereto in the Purchase Agreement.

“Exercise Price” means US$0.10 per Warrant Share.

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“Expiry Date” means the date defined as such on the face page of the Warrant Certificate.

“Expiry Time” means 4:00 p.m. New York time on the Expiry Date.

“Holder” means the registered holder of a Warrant.

“Independent Accountant” means Sadler, Gibb & Associates, LLC.

“Issue Date” has the meaning attributed thereto in Section 4.1(c).

“Merger” means any transaction (whether by way of arrangement, amalgamation, merger, transfer, sale or lease) whereby all or substantially all of the Company’s assets would become the property of any other Person, or, in the case of any such arrangement, amalgamation or merger, of the continuing corporation or other entity resulting therefrom.

“Person” means an individual, corporation, partnership, trustee or any unincorporated organization, and words importing persons have a similar meaning.

“Purchase Agreement” means the Securities Purchase Agreement by and between the Holder and the Company of even date herewith.

“Reserve Amount Failure” has the meaning attributed thereto in Section 5.4.

“Reserved Amount” has the meaning attributed thereto in Section 5.4.

“Warrant” means a warrant as evidenced by the Warrant Certificate, one (1) Warrant entitles the holder to purchase one (1) Warrant Share (subject to adjustment) on or before the Expiry Date at the Exercise Price set forth on the Warrant Certificate.

“Warrant Certificate” means the certificate evidencing the Warrant.

“Warrant Exercise Form” means Appendix “B” hereof.

“Warrant Shares” means the shares of the Company’s Common Stock to be issued on the due exercise of the Warrants.

“Warrant Transfer Form” means Appendix “C” hereof.

Section 1.2 Headings

The inclusion of headings in this Warrant is for convenience of reference only and shall not affect the construction or interpretation hereof.

Section 1.3 Currency

Unless otherwise indicated, all amounts in this Warrant are stated and shall be paid in the lawful currency of the United States.

Section 1.4 Number, Gender and Persons

Unless the context otherwise requires, words importing the singular in number only shall include the plural and vice versa, words importing the use of gender shall include the masculine, feminine and neuter genders and words importing Persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

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Section 1.5 Severability

If any provision of this Warrant is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each such provision shall be interpreted in such a manner as to render them valid, legal and enforceable to the greatest extent permitted by applicable law. Each provision of this Warrant is declared to be separate, severable and distinct.

Section 1.6 Entire Agreement

This Warrant, including any schedules attached hereto, constitutes the entire agreement between the Holder and the Company relating to the subject matter hereof, and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements, understandings, conditions or collateral agreements, whether oral or written, express or implied, with respect to the subject matter hereof.

ARTICLE II

ISSUE OF WARRANTS

Section 2.1 Additional Warrants

The Company may at any time and from time to time issue warrants or grant options or similar rights to purchase shares in its capital.

Section 2.2 Issue in Substitution for Lost Warrants

In case this Warrant Certificate shall become mutilated or be lost, stolen or destroyed, the Company, shall issue and deliver, a new replacement Warrant Certificate upon surrender and cancellation of the mutilated Warrant Certificate or, in the case of a lost, stolen or destroyed Warrant Certificate, in lieu of and in substitution for the same. In the case of loss, theft or destruction, the applicant for a substituted Warrant Certificate shall furnish to the Company such evidence of the loss, theft or destruction of the Warrant Certificate as shall be satisfactory to the Company in its discretion and shall also furnish an indemnity and surety bond satisfactory to the Company in its discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Warrant Certificate.

Section 2.3 Holder not a Shareholder

The holding of a Warrant will not constitute the Holder a shareholder of the Company, nor entitle the Holder to any right or interest in respect thereof, except as expressly provided in the Warrant Certificate.

ARTICLE III

OWNERSHIP AND TRANSFER OF WARRANT

Section 3.1 Exchange of Warrants.

(a) A Warrant Certificate in any authorized denomination, upon compliance with the reasonable requirements of the Company, may be exchanged for a Warrant Certificate(s) in any other authorized denomination of the same issue entitling the Holder to purchase an equal aggregate number of Warrant Shares at the same Exercise Price and on the same terms as the Warrant Certificate so exchanged.

(b) Warrants may be exchanged only with the Company. Any Warrants tendered for exchange will be surrendered to the Company and cancelled.

(c) The Warrants are transferable on the terms and conditions contained herein and by the Holder completing and submitting to the Company a completed and duly executed Warrant Transfer Form.

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Section 3.2 Ownership of Warrants

The Company may deem and treat the Holder of a Warrant as the absolute owner of such Warrant for all purposes and will not be affected by any notice or knowledge to the contrary.

Section 3.3 Notice to Holder

Unless herein otherwise expressly provided, any notice to be given hereunder to a Holder will be deemed to be validly given, if mailed to the address of the Holder as set out on the Warrant Certificate. Any notice so given will be deemed to have been received five days from the date of mailing to the Holder or any market intermediary then holding the Warrants of the Holder in any trust account.

ARTICLE IV

EXERCISE OF WARRANTS

Section 4.1 Method of Exercise of Warrants

This Warrant may be exercised from time to time on any Business Day until the Expiry Date, for all or any part of the unexercised Warrant Shares following the procedure as described below, provided, however, that in no event shall the Holder be entitled to exercise this Warrant to acquire a number of Warrant Shares in excess of the sum of (a) the number of Common Stock beneficially owned by the Holder and its affiliates (other than Common Stock which may be deemed beneficially owned through the ownership of unexercised Warrants or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein), and (b) the number of Warrant Shares issuable upon the exercise of this Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the then outstanding Common Stock of the Company. For purposes of the proviso set forth in the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G promulgated thereunder, except as otherwise provided in clause (1) of such proviso, provided, however, that the limitations on exercise may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Company, and the provisions of the exercise limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

(a) Cash Exercise. In the event that the Holder desires to exercise the right to purchase Warrant Shares conferred hereby through a cash exercise, the Holder shall (a) surrender this Warrant Certificate to the Company in accordance with “Instruction to Holders” attached hereto as Appendix “A” to this Warrant Certificate, (b) complete and execute the Warrant Exercise Form attached as Appendix “B” to this Warrant Certificate, and (c) pay the amount payable on the exercise of this Warrant in respect of the Warrant Shares subscribed for either by bank draft or certified cheque payable to the Company. Upon such surrender and payment as aforesaid, the Holder shall be deemed for all purposes to be the holder of record of the number of Warrant Shares to be so issued and the Holder shall be entitled to delivery of a certificate or certificates representing such Warrant Shares and the Company shall cause such certificate or certificates to be delivered to the Holder at the address specified in the Warrant Exercise Form within 10 business days after such surrender and payment as aforesaid. No fractional Warrant Shares will be issuable upon any exercise of this Warrant and the Holder will not be entitled to any cash payment or compensation in lieu of a fractional Share.

(b) Cashless Exercise. In the event that the Holder desires to exercise the right to purchase Warrant Shares conferred hereby through a cashless exercise, and subject to the approval (if required) of any stock exchange on which the Warrant Shares may then be listed, the Holder shall (a) surrender this Warrant Certificate to the Company in accordance with “Instruction to Holders” attached hereto as Appendix “A” to this Warrant Certificate, and (b) complete and execute the Warrant Exercise Form attached as Appendix “B” to this Warrant Certificate, to denote a “cashless exercise. Upon such surrender as aforesaid, the Holder shall be deemed for all purposes to be the holder of record of the number of Warrant Shares as calculated in accordance with the table below, which Warrant Shares will be deemed issued upon exercise and the Holder shall be entitled to delivery of a certificate or certificates representing such Warrant Shares and the Company shall cause such certificate or certificates to be delivered to the Holder at the address specified in the subscription form within 10 business days after such surrender and payment as aforesaid (the “Issue Date”). No fractional Warrant Shares will be issuable upon any exercise of this Warrant and the Holder will not be entitled to any cash payment or compensation in lieu of a fractional Warrant Share.

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CASHLESS EXERCISE

If this Warrant is exercised through a “cashless exercise”, the Company shall issue to the undersigned the net number of Warrant Shares determined as follows:

where:

	a =	the net Warrant Shares to be issued to the undersigned;

	b =	the number of Warrant Shares in respect of which the Warrant is being exercised;

	c =	the Current Market Price; and

	d =	the Exercise Price of this Warrant.

For purposes hereof, “Current Market Price” has the meaning set forth in Section 1.1.

(c) Delivery Failure. If the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the Issue Date a certificate for the number of Warrant Shares or to which the Holder is entitled hereunder and register such Warrant Shares on the Company’s share register or to credit the Holder’s balance account with CDS for such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant (a “Delivery Failure”), then, in addition to all other remedies available to the Holder, (i) the Company shall pay to the Holder an amount in cash or in shares of Common Stock of the Company, at the sole discretion of the Company, with the price per share based on the ten (10) trading day volume weighted average price of the Company’s Common Stock prior to the date of the Delivery Failure, on each day after the Issue Date and during such Delivery Failure equal to 2.0% of the product of (A) the sum of the number of Warrant Shares not issued to the Holder on or prior to the Issue Date and to which the Holder is entitled and (B) the closing sale price of the Common Stock on the Business Day immediately preceding the last possible date which the Company could have issued such Warrant Shares to the Holder without violating this Section 4.1(c), and (ii) the Holder, upon written notice to the Company, may void its exercise of the Warrant in respect of the number of Warrant Shares not issued to the Holder. In addition to the foregoing, if on or prior to the Issue Date the Company shall fail to issue and deliver a certificate to the Holder and register such Warrant Shares on the Company’s share register or credit the Holder’s balance account with CDS for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (1) above, and if on or after such Business Day the Holder purchases (in an open market transaction or otherwise) Common Stock, provided that the Warrant Shares have been registered under the U.S. Securities Act, to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company, then the Company shall, within two (2) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other reasonable and customary out-of-pocket expenses, if any) for the Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Warrant Shares) or credit such Holder’s balance account with CDS for such Warrant Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Warrant Shares or credit such Holder’s balance account with CDS and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Stock, times (B) the closing sales price of the Common Stock on the date of exercise. Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing the Warrant Shares (or to electronically deliver such Warrant Shares) upon the conversion of this Warrant as required pursuant to the terms hereof.

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Section 4.2 Effect of Exercise of Warrants

(a) Upon surrender and payment or cashless exercise as aforesaid, the Warrant Shares so subscribed for will be deemed to have been issued, and the Holder will be deemed to have become the holder of such Warrant Shares on the date of such surrender and payment or cashless exercise, and such Warrant Shares will be issued at the Exercise Price as may be adjusted in the events and in the manner described herein.

(b) Within ten (10) Business Days after surrender and payment or cashless exercise as aforesaid, the Company will forthwith cause to be delivered to the person in whose name the Warrant Shares are directed to be registered as specified in such Warrant Exercise Form, or if no such direction is given, the Holder, a certificate for the appropriate number of Warrant Shares not exceeding those which the Holder is entitled to purchase pursuant to the Warrant Certificate surrendered.

Section 4.3 Subscription for Less than Entitlement

The Holder may purchase a number of Warrant Shares less than the number which the Holder is entitled to purchase pursuant to the surrendered Warrant Certificate. In the event of any purchase of a number of Warrant Shares less than the number which can be purchased pursuant to this Warrant Certificate, the Holder, upon exercise thereof, will, in addition to certificate(s) representing Warrant Shares issued on such exercise, and be entitled to receive a new Warrant Certificate in respect of the balance of the Warrant Shares which the Holder was entitled to purchase pursuant to the surrendered Warrant Certificate but which were not then purchased.

Section 4.4 Warrants for Fractions of Warrant Shares

To the extent that the Holder is entitled to receive on the exercise or partial exercise thereof a fraction of a Warrant Share, such right may be exercised in respect of such fraction only in combination with another Warrant which in the aggregate will entitle the Holder to receive a whole number of Warrant Shares.

Section 4.5 Expiration of Warrants

After the Expiry Date, all rights under the Warrants will wholly cease and terminate, and the Warrants will thereupon be void and of no effect.

Section 4.6 Exercise Price

(a) The price per share which must be paid to exercise a Warrant is the Exercise Price, as may be adjusted in the events and in the manner described herein.

(b) Notwithstanding any provision to the contrary contained herein, no Warrant Shares will be issued pursuant to the exercise of any Warrant if the issuance of such securities would constitute a violation of the securities laws of any applicable jurisdiction, and the certificates evidencing the Warrant Shares thereby issued may bear such legend as may, in the opinion of legal counsel to the Company, be necessary in order to avoid a violation of any securities laws of any applicable jurisdiction or to comply with the requirements of any stock exchange on which the Warrant Shares of the Company are listed, provided that, at any time, in the opinion of legal counsel to the Company, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at that holder’s expense, provides the Company with evidence satisfactory in form and substance to the Company (which may include an opinion of legal counsel satisfactory to the Company) to the effect that such holder is entitled to sell or otherwise transfer such Warrant Shares in a transaction in which such legends are not required, such legended certificate may thereafter be surrendered to the Company in exchange for a certificate which does not bear such legend.

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ARTICLE V

ADJUSTMENTS

Section 5.1 Adjustments

(a) If and whenever the Warrant Shares will be subdivided into a greater or consolidated into a lesser number of shares, or in the event of any payment by the Company of a stock dividend (other than a dividend paid in the ordinary course), or in the event that the Company conducts a rights offering to its shareholders, the exercise price will be decreased or increased proportionately as the case may be. Upon any such subdivision, consolidation, payment of a stock dividend or rights offering, the number of Warrant Shares and the Exercise Price will be increased or decreased proportionately as the case may be.

(b) In case of any reclassification of the capital of the Company, or in the case of the merger, reorganization or amalgamation of the Company with, or into any other company (including, for greater certainly, any triangular or three-cornered amalgamation to which the Company is party) or of the sale of substantially all of the property and assets of the Company to any other company (in each case, a “Corporate Event”), each Warrant will, after such Corporate Event, confer the right to purchase that number of shares or other securities or property of the Company or of the company resulting from such Corporate Event, or to which such sale will be made, as the case may be, which the Holder would then hold if the Holder had exercised the Holder’s rights under the Warrant before the Corporate Event; and in any such case, if necessary, appropriate adjustments will be made in the application of the provisions set forth in this ARTICLE V with respect to the rights and interest thereafter of the Holder to the end that the provisions set forth in this ARTICLE V will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any Warrant Shares or other securities or property thereafter deliverable on the exercise of a Warrant.

(c) In case of any Corporate Event which results in Warrants becoming exercisable for shares, securities or other property of a corporate entity other than the Company, such corporate entity may elect to deliver to the Holder a new warrant certificate in the name of such corporate entity reflecting the terms of the Warrants, as adjusted pursuant to this ARTICLE V, and upon receipt of such replacement warrant certificate this Warrant Certificate will be deemed cancelled.

(d) The adjustments provided for in this ARTICLE V are cumulative

Section 5.2 Determination of Adjustments

If any question will at any time arise with respect to any adjustments to be made under this ARTICLE V, such question will be conclusively determined by the Independent Accountant, who will have access to all appropriate records, and such determination will be binding upon the Holder and the Company.

Section 5.3 Resale Restrictions

This Warrant and the Warrant Shares to be issued upon its conversion have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States.

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Any Warrant Shares issued upon exercise of this Warrant will be “restricted securities”, as defined in Rule 144(a)(3) under the U.S. Securities Act. The certificates representing such Warrant Shares, as well as all certificates issued in exchange or in substitution therefor, until such time as is no longer required under the applicable requirements of the U.S. Securities Act, or applicable state securities laws, will bear, on the face of such certificate, the following legend (or substantially equivalent language) restricting transfer in the following manner in the United States:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THESE SECURITIES MAY NOT BE OFFERED FOR RESALE, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Any Warrant Shares issued upon exercise of this Warrant prior to the date that is four months and one day after the date of issuance of the Warrant will bear the following legend:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE APRIL 20, 2023.

The Company agrees to sell, assign or transfer such Warrant Shares only in accordance with the requirements of all such legends and all applicable corporate laws and securities laws.

Section 5.4 Company to Reserve Warrant Shares

The Company covenants with the Holder that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of the Warrant, and conditionally allot to the Holder, the number of Warrant Shares as shall then be issuable upon the exercise of this Warrant (the “Reserved Amount”). The Company covenants with the Holder that all Warrant Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable. In the event that the Company shall be unable to reserve the entirety of the Reserved Amount at any time (a “Reserve Amount Failure”), the Company shall promptly take all actions necessary to increase its authorized share capital to accommodate the Reserved Amount (the “Authorized Share Increase”), including without limitation, all board of directors actions and approvals and promptly (but no less than sixty (60) days following the calling and holding a special meeting of its shareholders no more than seventy-five (75) days following the Reserve Amount Failure to seek approval of the Authorized Share Increase via the solicitation of proxies. The Company represents that upon issuance, the Warrant Shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of Warrant Shares into which this Warrant shall be exercisable at the then current Exercise Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Warrant Shares authorized and reserved, free from pre-emptive rights, for exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates or cause the Company to electronically issue Warrant Shares to execute and issue the necessary certificates for the Warrant Shares or cause the Warrant Shares to be issued as contemplated by the terms and conditions of this Warrant.

Section 5.5 Certificate as to Adjustment

The Company shall from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in this ARTICLE V, deliver an officer’s certificate to the Holder specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such certificate shall be binding and determinative of the adjustment to be made, absent manifest error or the Holder’s right to challenge the Company’s calculation or compliance with the foregoing adjustment provisions. If the Holder challenges the Company’s calculation or compliance with the foregoing adjustment provisions, the parties will attempt to resolve their disagreement within 30 days of the date the Holder provides notice to the Company of its disagreement. If the parties are unable to resolve their disagreement within such 30-day period, the Holder may refer such matter to the Independent Accountant, whose determination in such matter will be binding on the Holder and Company.

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Section 5.6 Shareholder of Record

For all purposes, on the day of exercise of this Warrant the Holder shall be deemed to have become the holder of record of the Warrant Shares for which this Warrant is duly exercised in accordance with this ARTICLE V.

ARTICLE VI

COVENANTS OF THE COMPANY

Section 6.1 Positive Covenants

The Company covenants and agrees, for as long this Warrant remains outstanding, that:

(a) Maintain Corporate Existence. The Company shall maintain its corporate existence, and preserve its rights, powers, licenses and privileges which are necessary or material to the conduct of its business, and not materially change the nature of its business;

(b) Compliance with Laws. The Company shall comply in all material respects with all applicable laws, rules, governmental restrictions and regulations;

(c) Payment of Taxes. The Company shall pay and discharge promptly all Taxes assessed or imposed upon it or its property as and when the same become due and payable save and except where it contests in good faith the validity thereof by proper legal proceedings;

(d) Performance of Covenants. The Company shall promptly perform and satisfy all covenants and obligations to be performed by it under this Warrant;

(e) Certain Transactions. The Company hereby covenants and agrees that it will not, by amendment of its Articles of Incorporation or bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder;

(f) Maintain Listing. The Company shall use reasonable commercial efforts to maintain the listing of the Warrant Shares on the Exchange and to maintain the Company’s status as (A) a “reporting issuer” under the Applicable Securities Laws of the Provinces of British Columbia and Ontario, and (B) having its Warrant Shares registered as a class pursuant to Section 12(g) or 12(b) of the Exchange Act;

(g) Notice of Event of Default. The Company shall promptly, and in any event within five (5) Business Days after a responsible officer of the Company becoming aware, give notice to the Holder of the existence of any Event of Default.

(h) The Holder may, by instrument in writing signed by the Holder or by an authorized officer of the Holder, but not otherwise, waive any breach by the Company of any of the provisions contained in this Warrant or any default by the Company in the observance or performance of any covenant, agreement or condition required to be kept, observed or performed by the Company under the terms of this Warrant; provided always that no act or omission of the Company in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default or to affect the rights of the Holder resulting therefrom.

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ARTICLE VII

GENERAL

Section 7.1 Notice

Unless otherwise expressly provided in this Warrant, any notice or other communication to be given under this Warrant shall be in writing addressed as follows:

(a)	If to the Company, to:
Body and Mind Inc. 750 – 1095 West Pender Street Vancouver, BC V6E 2M6

	Attention:	Michael Mills
	Email:	mmills@bodyandmind.com

with a copy (for informational purposes only and not constituting notice) to:

McMillan LLP 1500 – 1055 West Georgia Street PO Box 11117 Vancouver, BC V6E 4N7

	Attention:	Michael Shannon
	Email:	michael.shannon@mcmillan.ca

(b)	If to the Holder, to:
[●] [●] [●]

	Attention:	[●]
	Email:	[●]

with a copy (for informational purposes only and not constituting notice) to: Akerman LLP 500 West 5th Street, Suite 1210 Austin, TX 78701

	Attention:	Marc Adesso
	Email:	marc.adesso@akerman.com

or to such other address as any of the parties may designate by notice given to the others.

Each notice or other communication given under this Warrant shall be personally delivered to the addressee or sent by means of electronic transmission to the addressee and: (i) a notice which is personally delivered shall, if delivered on a Business Day, be deemed to be given and received on that day and, in any other case, be deemed to be given and received on the first Business Day following the day on which it is delivered; and (ii) a notice which is sent by means of electronic transmission shall be deemed to be given and received on the first Business Day following the day on which it is sent.

Section 7.2 Merger of Company

By its acceptance hereof, each of the Company and the Holder acknowledges and agrees that in the event of any transaction (whether by way of arrangement, amalgamation, merger, transfer, sale or lease) whereby all or substantially all of the Company’s assets would become the property of any other Person, or, in the case of any such arrangement, amalgamation or merger, of the continuing corporation or other entity resulting therefrom; occurs, then all references herein to the Company shall extend to and include the entity resulting therefrom or which thereafter will carry on the business of the Company.

A-10

Section 7.3 Amendments

This Warrant may not be amended or otherwise modified except by an instrument in writing executed by the Company and the Holder.

Section 7.4 Waivers

The Holder shall not, by any act, delay, omission or otherwise, be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and executed by an authorized officer of the Holder. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by the Holder of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which the Holder would otherwise have on any future occasion, whether similar in kind or otherwise.

Section 7.5 Transfer of Warrant

No transfer of this Warrant shall be valid unless made in accordance with applicable laws, including all Applicable Securities Laws. If the Holder intends to transfer this Warrant or any portion thereof, it shall deliver to the Company the transfer form attached to this Warrant as Schedule C, duly executed by the Holder. Upon compliance with the foregoing conditions and the surrender by the Holder of this Warrant, the Company shall execute and deliver to the applicable transferee a new Warrant registered in the name of the transferee. If less than the full Principal Amount of this Warrant is transferred, the Holder shall be entitled to receive, in the same manner, a new Warrant registered in its name evidencing the portion of the Principal Amount of this Warrant not so transferred. Prior to registration of any transfer of this Warrant, the Holder and the applicable transferee shall be required to provide the Company with necessary information and documents, including certificates and statutory declarations, as may be required to be filed under applicable laws.

Section 7.6 Release and Discharge

If the Holder exercises all exercise rights attached to this Warrant pursuant to ARTICLE III hereof, the Holder shall release this Warrant and the Company shall be, and shall be deemed to have, discharged of all its obligations under this Warrant.

Section 7.7 Successors and Assigns

This Warrant shall enure to the benefit of the Holder and its successors and assigns, and shall be binding upon the Company and its successors and permitted assigns.

Section 7.8 Time

Time shall be of the essence of this Warrant.

Section 7.9 Governing Law

This Warrant shall be governed by and interpreted in accordance with the laws of the State of Nevada applicable therein.

Section 7.10 Further Assurances

The Company shall forthwith, at its own expense and from time to time, do or file, or cause to be done or filed, all such things and shall execute and deliver all such documents, agreements, certificates and instruments reasonably requested by the Holder or its counsel as may be necessary or desirable to complete the transactions contemplated by this Warrant and carry out its provisions and intention.

A-11

APPENDIX “A”

INSTRUCTIONS TO HOLDER

TO EXERCISE:

To exercise Warrants, the Holder must complete, sign and deliver the Warrant Exercise Form, attached as Appendix “B” and deliver the Warrant Certificate(s) to the Company, indicating the number of common shares to be acquired.

TO TRANSFER:

To transfer Warrants, the Holder must complete, sign and deliver the Warrant Transfer Form, attached as Appendix “C” and deliver the Warrant Certificate(s) to the Company. The Company may require such other certificates or opinions to evidence compliance with applicable securities legislation in the United States and in Canada.

To transfer Warrants, the Warrant Holder’s signature on the Warrant Transfer Form must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

GENERAL:

If forwarding any documents by mail, registered mail must be employed.

If the Warrant Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the Warrant Certificate must also be accompanied by evidence of authority to sign satisfactory to the Company.

The address of the Company is:

Body and Mind Inc.

750 - 1095 West Pender Street

Vancouver, BC V6E 2M6

Attention: Chief Executive Officer

[End of Appendix “A”]

A-1

APPENDIX “B”

WARRANT EXERCISE FORM

TO:	Body and Mind Inc.
750 - 1095 West Pender Street Vancouver, BC V6E 2M6

Attention: Chief Executive Officer

The undersigned Holder of the within Warrants hereby subscribes for ____________ common shares (the “Warrant Shares”) of BODY AND MIND INC. (the “Company”) (or such other number of Warrant Shares or other securities to which such subscription entitles the undersigned in lieu thereof or in addition thereto) pursuant to the provisions of the warrant certificate (the “Warrant Certificate”) dated as of the 19th day of December, 2022 issued by the Company to the Holder (as defined in the Warrant Certificate) at the purchase price of US$0.10 per Share if exercised on or before 4:00 p.m. (Pacific time) on December 19, 2026, (or at such other purchase price as may then be in effect under the provisions of the Warrant Certificate) and on and subject to the other terms and conditions specified in the Warrant.

The Warrant Holder hereby elects to exercise the Warrant as follows:

A.	Cash Exercise	☐	[Check box as applicable]

The undersigned hereby tenders a certificate cheque or bank draft for such aggregate purchase price, and directs such Warrant Shares to be registered and a certificate therefore to be issued as directed below.

Or

B.	Cashless Exercise	☐	[Check box as applicable]

The undersigned elects to complete a cashless exercise of the Warrants and agrees to the cancellation of that number of Warrants as is necessary, in accordance with the formula set forth in Warrant Certificate, to exercise the Warrants with respect to the number of Warrant Shares being purchased by means of a cashless exercise (the “Cashless Exercise Method”).

The undersigned hereby directs that the Warrant Shares be registered and delivered as follows:

NAME(S) IN FULL	ADDRESS(ES)	NUMBER OF SHARES

As at the time of exercise hereunder, the undersigned Holder represents, warrants and certifies as follows (check one):

☐	(A)

the undersigned holder at the time of exercise of the Warrant is not in the United States, is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and is not exercising the Warrant for the account or benefit of a U.S. person or a person in the United States (as defined in Regulation S), and did not execute or deliver this exercise form in the United States; OR

☐	(B)

the undersigned holder is resident in the United States, is a U.S. person, or is exercising the Warrant for the account or benefit of a U.S. person or a person in the United States (a “U.S. Holder”), and is an “accredited investor”, as defined in Rule 501(a) of Regulation D under the U.S. Securities Act (a “U.S. Accredited Investor”), and has completed the U.S. Accredited Investor Status Certificate in the form attached to this exercise form; OR

☐	(C)

if the undersigned holder is a U.S. Holder, the undersigned holder has delivered to the Company and the Company’s transfer agent an opinion of counsel of recognized standing (which will not be sufficient unless it is in form and substance satisfactory to the Company) or such other evidence satisfactory to the Company to the effect that with respect to the Warrant Shares to be delivered upon exercise of the Warrant, the issuance of such securities has been registered under the U.S. Securities Act and applicable state securities laws, or an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available.

B-1

If the undersigned has checked box (A) immediately above the undersigned:

(a)	agrees not to engage in hedging transactions with regard to the Warrant Shares prior to the expiration of the six-month distribution compliance period set forth in Rule 903(b)(3) of Regulation S;

(b)

acknowledges that the Warrant Shares issuable upon exercise of the Warrants are “restricted securities” as defined in Rule 144 of the U.S. Securities Act, and upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws and regulations, the certificates representing the Warrant Shares shall bear the applicable restrictive legends substantially in the forms set forth on the cover page of the Warrant Certificate and in sections 5.7 of 5.8 of the Warrant Certificate, as applicable;

(c)

agrees not to resell the Warrant Shares except (i) pursuant to registration under the U.S. Securities Act and any applicable state securities laws, (ii) pursuant to an available exemption from registration under the U.S. Securities Act and any applicable state securities laws, or (iii) pursuant to the provisions of Regulation S of the U.S. Securities Act; and

(d)

subject to compliance with the Company’s constating documents and any other applicable agreements between the undersigned and the Company, the undersigned acknowledges that the Company shall refuse to register any transfer of the Warrant Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act and any applicable state securities laws, or pursuant to an available exemption from registration under the U.S. Securities Act and any applicable state securities laws.

Note:  Certificates representing common shares will not be registered or delivered to an address in the United States unless box (B) or (C) immediately above is checked.

If the undersigned Holder has indicated that the undersigned Holder is a U.S. Accredited Investor by marking box (B) above, the undersigned Holder additionally represents and warrants to the Company that:

1.

the undersigned Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Warrant Shares, and the undersigned is able to bear the economic risk of loss of his or her entire investment;

2.

the undersigned is: (i) purchasing the Warrant Shares for his or her own account or for the account of one or more U.S. Accredited Investors with respect to which the undersigned is exercising sole investment discretion, and not on behalf of any other person; (ii) is purchasing the Warrant Shares for investment purposes only and not with a view to resale, distribution or other disposition in violation of United States federal or state securities laws; and (iii) in the case of the purchase by the undersigned of the Warrant Shares as agent or trustee for any other person or persons (each a “Beneficial Owner”), the undersigned holder has due and proper authority to act as agent or trustee for and on behalf of each such Beneficial Owner in connection with the transactions contemplated hereby; provided that: (x) if the undersigned holder, or any Beneficial Owner, is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the undersigned holder or each such Beneficial Owner was not incorporated or created solely, nor is it being used primarily to permit purchases without a prospectus or registration statement under applicable law; and (y) each Beneficial Owner, if any, is a U.S. Accredited Investor; and

3.

the undersigned has not exercised the Warrants as a result of any form of general solicitation or general advertising (as such terms are used in Rule 502 of Regulation D under the U.S. Securities Act), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, television, the Internet or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

B-2

If the undersigned has indicated that the undersigned is a U.S. Accredited Investor by marking box (B) above, the undersigned also acknowledges and agrees that:

1.

the Company has provided to the undersigned the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, and the undersigned has had access to such information concerning the Company as the undersigned has considered necessary or appropriate in connection with the undersigned’s investment decision to acquire the Warrant Shares;

2.

if the undersigned decides to offer, sell or otherwise transfer any of the Warrant Shares, the undersigned must not, and will not, offer, sell or otherwise transfer any of such Warrant Shares directly or indirectly, unless:

(a)	the sale is to the Company;

(b)

the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(c)

the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

(d)

the Warrant Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and

(e)

the undersigned has prior to such sale pursuant to subsection (c) or (d) immediately above, furnished to the Company and the Company’s transfer agent an opinion of counsel of recognized standing in form and substance satisfactory to the Company and the Company’s transfer agent to such effect;

3.

the Warrant Shares are “restricted securities” under applicable federal securities laws and that the U.S. Securities Act and the rules of the United States Securities and Exchange Commission provide in substance that the undersigned may dispose of the Warrant Shares only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom;

4.

the certificates representing the Warrant Shares (and any certificates issued in exchange or substitution for the Warrant Shares) will bear a legend stating that such securities have not been registered under the U.S. Securities Act or the securities laws of any state of the United States, and may not be offered for sale or sold unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States, or unless an exemption from such registration requirements is available;

5.

the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel, of recognized standing in form and substance satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws;

B-3

6.	there may be material tax consequences to the undersigned of an acquisition or disposition of the Warrant Shares;

7.

the Company gives no opinion and makes no representation with respect to the tax consequences to the undersigned under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of any Warrant Shares;

8.

funds representing the subscription price for the Warrant Shares which will be advanced by the undersigned to the Company upon exercise of the Warrants will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLA”) or the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”), and the undersigned acknowledges that the Company may in the future be required by law to disclose the undersigned’s name and other information relating to this exercise form and the undersigned’s subscription hereunder, on a confidential basis, pursuant to the PCMLA or the PATRIOT Act.  No portion of the subscription price to be provided by the undersigned (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, Canada, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the undersigned, and it shall promptly notify the Company if the undersigned discovers that any of such representations cease to be true and provide the Company with appropriate information in connection therewith; and

9.

the undersigned consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Warrant Exercise Form.

In the absence of instructions to the contrary, the securities or other property will be issued in the name of or to the Holder hereof and will be sent by first class mail to the last address of the Holder appearing on the register maintained for the Warrants.

[signature page follows]

B-4

DATED this _________ day of _______________, 20_____.

In the presence of:

Signature of Witness	Signature of Holder

Witness’s Name	Name and Title of Authorized Signatory for the Holder

Please print below your name and address in full.

Legal Name

Address

INSTRUCTIONS FOR SUBSCRIPTION

The signature to the subscription must correspond in every particular with the name written upon the face of the Warrant Certificate without alteration.  If the registration in respect of the certificates representing the Warrant Shares to be issued upon exercise of the Warrants differs from the registration of the Warrant Certificates the signature of the registered holder must be guaranteed by an authorized officer of a Canadian chartered bank, or of a major Canadian trust company, or by a medallion signature guarantee from a member recognized under the Signature Medallion Guarantee Program, or from a similar entity in the United States, if this exercise form is executed in the United States, or in accordance with industry standards

In the case of persons signing by agent or attorney or by personal representative(s), the authority of such agent, attorney or representative(s) to sign must be proven to the satisfaction of the Company.

If the Warrant Certificate and the form of subscription are being forwarded by mail, registered mail must be employed.

B-5

U.S. ACCREDITED INVESTOR STATUS CERTIFICATE

In connection with the exercise of certain outstanding warrants of BODY AND MIND INC. (the “Company”) by the Holder, the Holder hereby represents and warrants to the Company that the Holder, and each beneficial owner (each a “Beneficial Owner”), if any, on whose behalf the holder is exercising such warrants, satisfies one or more of the following categories of Accredited Investor (please write “W/H” for the undersigned holder, and “B/O” for each beneficial owner, if any, on each line that applies):

_______ Category 1.	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

_______ Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

_______ Category 3.	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended; or

_______ Category 4.	An investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; or

_______ Category 5.

An investment adviser relying on the exemption from registering with the United States Securities and Exchange Commission (the “Commission”) under section 203(l) or (m) of the Investment Advisers Act of 1940; or

_______ Category 6.	An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; or

_______ Category 7.	An investment company registered under the United States Investment Corporation Act of 1940; or

_______ Category 8.	A business development company as defined in Section 2(a)(48) of the United States Investment Corporation Act of 1940; or

_______ Category 9.	A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or

_______ Category 10.	A rural business investment company as defined in section 384A of the Consolidated Farm and Rural Development Act; or

_______ Category 11.

A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of US$5,000,000; or

_______ Category 12.

An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are U.S. Accredited Investors; or

_______ Category 13.	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

_______ Category 14.

An organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, a corporation, a limited liability company, a Massachusetts or similar business trust, a partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000; or

B-6

_______ Category 15.	Any director or executive officer of the Company; or

_______ Category 16.

A natural person (including an IRA (Individual Retirement Account) owned by such person) whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent (being a cohabitant occupying a relationship generally equivalent to that of a spouse), excluding the value of that person’s primary residence net of any mortgage obligation secured by the property, exceeds US$ 1,000,000 (note: for the purposes of calculating net worth: (i) the person’s primary residence shall not be included as an asset; (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability; (iv) for the purposes of calculating joint net worth of the person and that person’s spouse or spousal equivalent, (A)joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent, and (B) assets need not be held jointly to be included in the calculation; and (v) reliance by the person and that person’s spouse or spousal equivalent on the joint net worth standard does not require that the securities be purchased jointly); or

_______ Category 17.

A natural person (including an IRA (Individual Retirement Account) owned by such person) who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

_______ Category 18.

A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

_______ Category 18a.

A revocable trust which may be revoked or amended by its settlors (creators), each of whom is a U.S. Accredited Investor (note: if this category is selected, you must furnish a supplementary representation letter from each settlor confirming how such settlor qualifies as a U.S. Accredited Investor); or

B-7

_______ Category 19.

Any entity in which all of the equity owners meet the requirements of at least one of the above categories.

If you checked Category 19, please indicate the name and category of U.S Accredited Investor (by reference to the applicable number in this section 2(e)) of each equity owner:

Name of Equity Owner	Category of U.S. Accredited Investor

Note: It is permissible to look through various forms of equity ownership to natural persons in determining the U.S. Accredited Investor status of entities under this category. If those natural persons are themselves U.S. Accredited Investors, and if all other equity owners of the entity seeking U.S. Accredited Investor status are U.S. Accredited Investors, then this category will be available.

_______ Category 20.

An entity, of a type not listed in Categories 1-14, 18 or 19, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of US$5,000,000 (note: for the purposes of this Category 20, “investments is defined in Rule 2a51-1(b) under the Investment Company Act of 1940); or

_______ Category 21.

A natural person holding in good standing one or more of the following professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for U.S. Accredited Investor status, including an IRA (Individual Retirement Account) owned by such person: The General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), and the Licensed Investment Adviser Representative (Series 65); or

_______ Category 22.

A “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940: (i) with assets under management in excess of US$5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person (a “Knowledgeable Family Office Administrator”) who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

_______ Category 23.

A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements set forth in Category 23 above and whose prospective investment in the Company is directed by such family office with the involvement of the Knowledgeable Family Office Administrator.

[End of Appendix “B”]

B-8

APPENDIX “C”

WARRANT TRANSFER FORM

TO:	Body and Mind Inc.
750 - 1095 West Pender Street Vancouver, BC V6E 2M6 Attention: Chief Executive Officer

FOR VALUE RECEIVED, the undersigned holder (the “Transferor”) hereby sells, assigns and transfers unto _______________________________ (the “Transferee”), ________________ Warrants exercisable for common shares of Body and Mind Inc. (the “Company”) registered in the name of the Transferor of the Company and irrevocably constitutes and appoints _________________________________ as attorney to make such transfer on the books of the Company, maintained for the purpose, with full power of substitution in the premises.

The undersigned hereby directs that the Warrants hereby transferred be issued and delivered as follows:

NAME IN FULL	ADDRESS	NUMBER OF WARRANTS

The Transferor hereby certifies that (check either A or B, as applicable):

____	(A)

if the Transferee is (i) a U.S. person, (ii) a person in the United States, or (iii) a person who is acting for the account or benefit of a U.S. person or a person in the United States, the transfer of the Warrants is being completed pursuant to an exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), in which case the Transferor has delivered or caused to be delivered a written opinion of U.S. legal counsel of recognized standing in form and substance satisfactory to the Company and the Company’s transfer agent to the effect that the transfer of the Warrants is exempt from the registration requirements of the U.S. Securities Act; or

____	(B)	the transfer of the Warrants is being made outside the United States in accordance with Rule 904 of Regulation S (“Regulation S”) under the U.S. Securities Act, and certifies that:

(1)

the undersigned is not an “affiliate” (as defined in Rule 405 under the U.S. Securities Act) of the Company (except solely by virtue of being an officer or director of the Company) or a “distributor”, as defined in Regulation S, or an affiliate of a “distributor”;

(2)

the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States or (b) the transaction was executed on or through the facilities of a designated offshore securities market within the meaning of Rule 902(b) of Regulation S under the U.S. Securities Act, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

C-1

(3)	neither the Transferor nor any affiliate of the Transferor nor any person acting on their behalf engaged in any directed selling efforts in connection with the offer and sale of the Warrants;

(4)

the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the Warrants are “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act);

(5)	the Transferor does not intend to replace the securities sold in reliance on Rule 904 of the U.S. Securities Act with fungible unrestricted securities; and

(6)

the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or a scheme to evade the registration provisions of the U.S. Securities Act.

Unless otherwise specified, terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act. If Option B is checked, the Company may, in its sole discretion, require the Transferor or the Transferee to furnish a written opinion of U.S. legal counsel or other documentation acceptable to the Company to the effect that the transfer of the Warrants is excluded from the registration requirements of the U.S. Securities Act.

DATED this _______ day of ___________________, 20___.

Signature of Transferor guaranteed by:

Medallion Signature Guarantee Stamp of Transferor	Signature of Transferor

(print name of Transferor)
Authorized Officer

(if applicable, print name of signatory and office)

Name of Institution

Address of Transferor

C-2

INSTRUCTIONS FOR TRANSFER

1.	The signature of the Holder must be the signature of the person appearing on the face of this Warrant Certificate in every particular without any changes whatsoever.

2.

If the Warrant Transfer Form is signed on behalf of a corporation, partnership, association, or by an agent, trustee, executor, administrator, curator, guardian, attorney or any person acting in a judicial or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

3.	The signature on the Warrant Transfer Form must be guaranteed by one of the following methods:

In Canada and the US: a Medallion Guarantee obtained from a member of an acceptable Medallion Guarantee Program (STAMP,SEMP or MSP). Many banks, credit unions and broker dealers are members of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words “Medallion Guaranteed”.

In Canada: a Signature Guarantee obtained from a major Canadian Schedule I bank that is not a member of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words “Signature Guaranteed”.

Outside Canada and the US: Holders must obtain a guarantee from a local financial institution that has a corresponding affiliate in Canada or the US that is a member of an acceptable Medallion Guarantee Program. The corresponding affiliate must overguarantee the guarantee provided by the local financial institution.

4.	Warrants shall only be transferable in accordance with all applicable laws.

C-3

TRANSFEREE ACKNOWLEDGMENT

The undersigned transferee (the “Transferee”) acknowledges and agrees that the Warrants may not be offered, sold, pledged or otherwise transferred in the absence of: (a) an effective registration statement under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and the applicable laws of any such state, relating thereto; or (b) an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws. Each Warrant Certificate, and each certificate representing Warrant Shares issuable upon exercise thereof, shall contain legends on the face thereof, in the appropriate form, setting forth the restrictions on transfer referred to in the Warrant Certificate, unless in the opinion of counsel for the holder thereof (which is in form and substance satisfactory to the Company and its transfer agent), the securities represented thereby are not, at such time, required by law to bear such legend, or in the case of the Warrant Shares, are transferred pursuant to an effective registration statement under the U.S. Securities Act and the applicable state securities laws. The Holder acknowledges and agrees that the Warrants represented by this Warrant Certificate, and the Warrant Shares issuable upon exercise thereof, constitute “restricted securities” under the U.S. Securities Act.

If the Transferee acquires the Warrants pursuant to a resale transaction pursuant to Rule 904 of Regulation S under the U.S. Securities Act, then the Transferee acknowledges that the Warrants still continue to be deemed restricted securities and will continue to bear restrictive legends.

Any certificate issued at any time in exchange or substitution for any certificate bearing restrictive legends shall also bear such legends unless in the opinion of counsel for the holder thereof (which is in form and substance satisfactory to the Company and its transfer agent), the securities represented thereby are not, at such time, required by law to bear such legends.

The Transferee acknowledges that it shall notify the Company prior to any exercise or deemed exercise of the Warrants if the representations, warranties and certifications contained in the Warrant Transfer Form are no longer true and correct.

Dated the ___ day of ________________, 20___.

In the presence of:	(Signature of Transferee)

(Witness)	(Name of Transferee – Please print)

(Name of Witness – Please print)	(Name and Capacity of Authorized Representative – please print)

The Warrants and the Warrant Shares issuable upon exercise of the Warrants shall only be transferable in accordance with all applicable laws.  The Warrants may only be exercised in the manner required by the Warrant Certificate and the Warrant Exercise Form attached thereto.  Any securities acquired pursuant to this exercise of Warrants shall be subject to applicable hold periods and any certificate representing such securities may bear restrictive legends.

[End of Appendix “C”]

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